UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 28, 2002

Commission file Number 000-32795

PRIMEPLAYER INCORPORATED

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(Exact Name of Registrant as Specified in its Charter)

NEVADA 88-0442629

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(State of other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification Number)

3993 Howard Hughes Parkway, Suite 270, Las Vegas, NV 89109

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(Address of principal executive offices) (Zip Code)

Registrant's Phone: (702) 471-7106

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FOXY JEWELRY, INC.

2620 So. Maryland Parkway, #402, Las Vegas, Nevada 89109

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(Former name or former address, if changed, since last report)

Item 1. Changes in Control of Registrant. As was reported on the registrant's Form 10-Q for the quarter ended September 30, 2002, Articles of Merger were filed with the Secretary of State of Nevada on November 8, 2002, by which a statutory merger under applicable provisions of the Nevada Revised Statutes was effected between Foxy Jewelry, Inc. and PrimePlayer Incorporated. By the Articles of Merger, the name of Foxy Jewelry, Inc., the surviving corporation, was changed to PrimePlayer Incorporated. The Articles of Merger also changed the authorized capital of the corporation to Sixty Thousand Dollars ($60,000) Dollars, consisting of Sixty Million (60,000,000) Authorized Shares at one mil ($0.001) par value per share divided into two classes of stock, being preferred and common of which 10,000,000 shares shall be authorized as preferred stock which may be issued in various series, and 50,000,000 shares shall be authorized as common stock which shall be non-assessable. The authorized business purposes of the corporation were amended to include the acquisition, development, and commercial operation of an internet website devoted to providing information and equipment, and marketing services related to sports medicine, physical training, orthopedic reconstruction and injury rehabilitation. True and correct copies of the Articles of Merger and the Merger Agreement are included as an exhibit hereto.

On or about October 28, 2002, in connection with the aforesaid merger, Gary S. Marrone, M.D. former controlling stockholder, director and president of PrimePlayer Incorporated was elected to serve as a director of the corporation in place of Cleone Bickers who resigned. On November 21, 2002 Michael Fox tendered his resignation as an officer and director of the Company. As a result of these actions, the Board of Directors which had previously consisted of two director, Michael Fox and his aunt, Cleone Bickers, was decreased to one duly appointed and qualified director.

At the date of the merger, there were 2,027,000 common shares of Foxy Jewelry issued and outstanding. Under the Merger Agreement, the 10,000,000 outstanding common shares of PrimePlayer Incorporated, all of which were owned by Gary S. Marrone, M.D., became 3,000,000 common shares of the surviving corporation. As a result of the exchange, Gary S. Marrone presently owns, beneficially and of record, 3,000,000 shares of the surviving corporation which constitute 59.67% of the 5,027,000 shares of the surviving corporation which are outstanding.

Item 2. Acquisition or Disposition of Assets. See the registrant's response to Item 1 of this Filing.

Item 6. Resignation of Registrant's Directors. On October 28, 2002, when the FoxJewelry/PrimePlayer merger was approved by the stockholders of Foxy, now the surviving corporation, the resignation of Cleone Bickers as an officer and director of the Company was accepted and Garry S. Marrone, M.D. was appointed to replace her. Subsequently, on November 21, 2002, Michael Fox also resigned his positions as an officer and director of the Company. As a result, there is now only one director of the corporation, to wit: Gary S. Marrone, M.D. Dr. Marrone also serves as President and Secretary of the corporation.

The resignations of Michael Fox and Cleone Bickers were not tendered because of any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices. Their resignations were submitted without any letter or other indication of any such disagreement. Their reasons for resigning were that neither of them have knowledge or experience in the business intended to be conducted by the registrant by reason of which they did not feel that their continued presence on the Board would materially contribute to the registrant's business operations. As to Mr. Fox, his resignation was also based on the fact that he is a resident of Texas and is geographically remote from the business intended to be conducted by the Company.

Item 7. Financial Statements and Exhibits. There are no financial statements related to the business acquired in the aforesaid merger filed with this report. The registrant undertakes to file the financial statements related to the acquired business which are required by paragraph (a) of Item 7 of Form 8-K, together with consolidated financial statements meeting the requirements of Item 310 of Regulation S-B or, if appropriate, the pro forma financial information required by Article 11 of regulation S-X, on or before January 20, 2002.

In connection with the financial statement issue, registrant represents that PrimePlayer, Inc., the corporation merged into Foxy Jewelry, Inc. is a start-up corporation with no substantial assets, which has conducted no substantial business operations except preliminary work accomplished by Gary S. Marrone, M.D. and others in developing the business concept, Internet web-site presentation, and industry contacts which may permit the operation of a successful marketing business, though no assurance can be given that such will be the case.

EXHIBITS

99.1 Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEPLAYER INCORPORATED

Date: January 2, 2003 /s/ Gary S. Marrone, M.D.

Gary S. Marrone, M.D.

President and Director